Exhibit 10.17

ASSIGNMENT OF MEMBERSHIP INTERESTS

(MRD MIDSTREAM LLC,

MRD ROYALTY LLC,

BLUESTONE NATURAL RESOURCES HOLDINGS, LLC,

CLASSIC PIPELINE & GATHERING, LLC,

GOLDEN ENERGY PARTNERS LLC)

This Assignment of Membership Interests (“Assignment”), dated effective as of June , 2014 (the “Effective Date”), is by and between Memorial Resource Development LLC, a Delaware limited liability company (“Assignor”), and MRD Holdco LLC, a Delaware limited liability company (“Assignee”). Assignor and Assignee are sometimes referred to collectively herein as the “Parties.”

RECITALS

A. Assignor owns the following ownership interests in the following entities (each, a “Company”) and desires to distribute and assign its ownership of each Company to Assignee:

•	A 100% membership interest in MRD Midstream LLC, a Delaware limited liability company;

•	A 100% membership interest in MRD Royalty LLC, a Delaware limited liability company;

•	A 74.69% membership interest in Bluestone Natural Resources Holdings, LLC, a Delaware limited liability company;

•	A 100% membership interest in Classic Pipeline & Gathering, LLC, a Texas limited liability company; and

•	A 94.39% membership interest in Golden Energy Partners LLC, a Delaware limited liability company.

B. Assignor owns 5,360,912 subordinated units representing limited partner interests (the “Subordinated Units”) in Memorial Production Partners LP, a Delaware limited partnership.

C. Assignor desires to distribute its ownership of each Company and the Subordinated Units (collectively, the “Subject Interests”) to Assignee, its sole member.

ASSIGNMENT

Now, therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Assignor hereby distributes, assigns, conveys and transfers to Assignee all of the Subject Interests, and any income, distributions, or other value associated therewith or deriving therefrom on and after the Effective Date.

2. Assignee hereby assumes, from and after the Effective Date, and covenants to timely and fully perform, all obligations and liabilities of Assignor with respect to the Subject Interests arising from and after the Effective Date (including those arising under the governing documents of the Companies set forth on Exhibit A attached hereto).

3. Assignor hereby agrees to promptly execute and deliver any corrective assignments and other legal documents or notification reasonably requested by Assignee to give effect to the intent of this Assignment.

4. Assignor hereby acknowledges and agrees that, as a result of this Assignment, it no longer has any membership interest in any Company, and it ceases to be a member of any Company.

5. This Assignment shall be binding upon the Parties and their respective successors and assigns.

6. This Assignment shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision that would cause the application of the laws of another jurisdiction.

7. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

8. This Assignment, together with the other documents and instruments executed and delivered in connection herewith, supersedes all prior discussions and agreement between the Parties with respect to the subject matter hereof and contain the sole and entire agreement between the Parties with respect to the subject matter hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, this Assignment is executed as of June         , 2014.

MEMORIAL RESOURCE DEVELOPMENT LLC

By:
Name:
Title:

MRD HOLDCO LLC

By:
Name:
Title:

Signature Page to Assignment of Membership Interests – MRD Midstream, MRD Royalty,

Bluestone, Classic Pipeline and Golden Energy

EXHIBIT A

Company	Governing Document
MRD Midstream LLC, a Delaware limited liability company	Limited Liability Company Agreement dated as of March 12, 2014, as amended by the First Amendment thereto dated as of the Effective Date

MRD Royalty LLC, a Delaware limited liability company	Limited Liability Company Agreement, dated as of January 24, 2014, as amended by the First Amendment thereto dated as of the Effective Date

Bluestone Natural Resources Holdings, LLC, a Delaware limited liability company	Amended and Restated Operating Agreement dated as of June 29, 2007, as amended

Classic Pipeline & Gathering, LLC, a Texas limited liability company	Amended and Restated Limited Liability Company Agreement dated as of the Effective Date

Golden Energy Partners LLC, a Delaware limited liability company	Amended and Restated Limited Liability Company Agreement dated as of June 24, 2009